SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 24, 2002


                    FIRST HORIZON PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)


                        Commission File Number: 000-30123


        DELAWARE                                          58-2004779
        --------                                          ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                    6195 SHILOH ROAD
                   ALPHARETTA, GEORGIA                    30005
        -----------------------------------------    -----------------
        (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (770) 442-9707


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     At a meeting held on May 24, 2002, the audit committee of the Board of Directors of First Horizon Pharmaceutical Corporation (the "Company") recommended and the Board of Directors approved the dismissal of Arthur Andersen LLP ("AA"), as independent auditors of the Company effective May 24, 2002.

     The reports of AA on the Company's financial statements for the past two fiscal years ended December 31, 2001 and December 30, 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the registrant's fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period through May 24, 2002, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of AA would have caused AA to make reference to the matter in their report. The Company has requested AA to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 11, 2002 is filed as Exhibit 16 to this Form 8-K.

     There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K for the past two fiscal years ended December 31, 2001 and December 31, 2000 or for the subsequent interim period through May 24, 2002.

ITEM 7. EXHIBITS

Exhibit 16 - Letter of Arthur Andersen LLP regarding change in certifying accountant.

Exhibit 99 - Press Release dated May 31, 2002.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

                                   FIRST HORIZON PHARMACEUTICAL
                                   CORPORATION


Dated: June 11, 2002
                                   /s/ Mahendra G. Shah, Ph.D.
                                   ------------------------------------
                                   Mahendra G. Shah, Ph.D.
                                   Chairman, Chief Executive Officer and
                                   President


Dated: June 11, 2002               /s/ Balaji Venkataraman
                                   -------------------------------------
                                   Balaji Venkataraman
                                   Executive Vice President, Chief Operating
                                   Officer, Chief Financial
                                   Officer and Secretary




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